SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          SPECIALTY CARE NETWORK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                          SPECIALTY CARE NETWORK, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     It is my pleasure to invite you to attend the 1997 Annual Meeting of Stockholders of Specialty Care Network, Inc., to be held at United States Trust Company of New York, 114 West 47th Street, New York, New York, on Friday, September 12, 1997 at 9:00 a.m. Eastern Daylight Time. The meeting will be held for the following purposes:

     1.   To elect 10 directors for the ensuing year.

     2. To vote upon a proposal to approve the Company's 1996 Equity Compensation Plan, as amended.

     3. To act upon such other matters that may properly come before the meeting.

     Holders of the Company's Common Stock of record at the close of business on July 21, 1997 are entitled to receive this notice and to vote at the meeting or any adjournment.

     Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your proxy card as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are not able to attend the meeting. You may revoke your proxy and vote in person at the meeting if you so desire.



                                            Patrick M. Jaeckle
                                            Executive Vice President
                                              of Development/Finance and
                                              Secretary


August 11, 1997

                          SPECIALTY CARE NETWORK, INC.
                               44 Union Boulevard
                                    Suite 600
                            Lakewood, Colorado 80228


                                 PROXY STATEMENT

     This Proxy Statement and the accompanying proxy card are being mailed on or about August 11, 1997 to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of Specialty Care Network, Inc. ("SCN" or the "Company") for the 1997 Annual Meeting of Stockholders. Proxies are solicited to give all stockholders of record on July 21, 1997 an opportunity to vote on the matters that come before the meeting. Shares can be voted at the meeting only if the stockholder is present or represented by proxy.

     When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed proxy card. If your proxy card is signed and returned without directions, the shares will be voted for the persons identified in this proxy statement as nominees for election to the Board of Directors and for approval of the Company's 1996 Equity Compensation Plan, as amended. The Board of Directors is not aware of any matters that will be brought before the meeting other than those described in this Proxy Statement. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment on such matters. You may revoke your proxy at any time before it is voted at the meeting by executing a later-dated proxy or by voting by ballot at the meeting.

     On July 21, 1997, 16,233,362 shares of SCN Common Stock were outstanding. The holders of a majority of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Holders of Common Stock are entitled to one vote per share on all matters properly brought before the meeting. Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. All other matters submitted at the meeting will be determined by a majority of votes cast. Generally, abstentions will have the same effect as a vote "against" a matter brought before the meeting. Where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in vote totals.

Ownership of Company Common Stock by Certain Persons

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of July 21, 1997 by (i) each person known to the Company to own beneficially more than 5 percent of the Company's Common Stock (including such person's address), (ii) the Company's five most highly paid executive officers listed under "Executive Compensation--Summary of Cash and Certain Other Compensation," (iii) each director of the Company and (iv) all directors and executive officers as a group.


                                                            Number of Shares                 Percent of
Name of Beneficial Owner                                   Beneficially Owned           Outstanding Shares(1)
------------------------                                   ------------------           ---------------------
Richard H. Rothman, M.D., Ph.D. (2)..................            464,902                        2.9%
Kerry R. Hicks (3)...................................            655,418                        4.0
Patrick M. Jaeckle (4)...............................            605,418                        3.7
William C. Behrens ..................................            276,645                        1.7
Robert E. Booth, Jr., M.D............................            549,300                        3.4
James L. Cain, M.D...................................            132,721                          *
Peter H. Cheesbrough.................................                  0                          *
Richard E. Fleming, Jr., M.D. (5)....................            158,454                          *
Thomas C. Haney, M.D.................................            112,549                          *
Leslie S. Matthews, M.D..............................            295,088                        1.8
Mats Wahlstrom.......................................                  0                          *
D. Paul Davis........................................             85,899                          *
Peter A. Fatianow (6)................................             71,236                          *
All directors and executive officers as a
   group (17 persons) (7)............................          3,331,259                       20.5%

----------
* Less than one percent.

(1) Applicable percentage of ownership is based on 16,233,362 shares of Common Stock outstanding on July 21, 1997. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options exercisable currently or within 60 days of July 21, 1997 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.
(2) Does not include 200,000 shares of Common Stock held in the Richard H. Rothman 1996 "SCN" Annuity Trust dated November 26, 1996 and 3,000 shares of Common Stock held by each of the U/I/T of Richard H. Rothman dated September 5, 1995 f/b/o Daniel Sheerr Kapp and the U/I/T of Richard H. Rothman dated September 5, 1995 f/b/o Samuel Rothman Kapp, with respect to which Dr. Rothman disclaims beneficial ownership.
(3) Includes 60,000 shares of Common Stock held in the Linda Wratten Trust, 20,000 shares of Common Stock in each of the Frank Nemick III Trust, the William Nemick Trust and the Jeanette Baysinger Trust and 10,000 shares of Common Stock in each of the Frank Nemick, Jr. Trust, the Julie Nemick Trust and The David G. Hicks Irrevocable Children's Trust. Does not include 60,000 shares of Common Stock held by The Hicks Family Irrevocable Trust, for which shares Mr. Hicks disclaims beneficial ownership.
(4) Does not include 100,000 shares of Common Stock held by The Patrick M. Jaeckle Family Irrevocable Children's Trust, for which shares Mr. Jaeckle disclaims beneficial ownership.
(5) Includes 20,382 shares and 5,095 shares of Common Stock held by the Fleming Charitable Remainder Unitrust and the Fleming Family Foundation, respectively. Does not include 2,547 shares of Common Stock held by each of the Irrevocable Trust FBO M. Fleming and the Irrevocable Trust FBO A. Fleming, respectively, for which Dr. Fleming disclaims beneficial ownership.
(6) Does not include 15,000 shares of Common Stock held by the Fatianow Family Irrevocable Children's Trust, for which shares Mr. Fatianow disclaims beneficial ownership.
(7) Includes options to purchase 30,000 shares of Common Stock. Includes shares held by Michael E. West, who became an executive officer of the Company in July 1997.


                              ELECTION OF DIRECTORS

     At the meeting, 10 directors will be elected to hold office until the Annual Meeting of Stockholders in 1998 or until their successors have been elected and qualified. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted for the nominees listed below. All of the nominees are currently members of the Board of Directors of the Company.

     If, at the time of the meeting, one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors, unless the size of the Board is reduced. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

     Certain information concerning the nominees for election as directors is set forth below:

     Richard H. Rothman, M.D., Ph.D., age 60, has been Chairman of the Board of Directors of the Company since December 1996. Since 1970, Dr. Rothman has been Chairman of The Rothman Institute, and since 1986, he has been Chairman of the Department of Orthopaedic Surgery at Thomas Jefferson University. Dr. Rothman is Editor-in-Chief of The Journal of Arthroplasty, a journal of joint replacement surgery. Dr. Rothman received a B.A. degree from the University of Pennsylvania, an M.D. degree from the University of Pennsylvania School of Medicine and a Ph.D. degree from Jefferson Medical College.

     Kerry R. Hicks, age 37, a founder of the Company, has served as President and Chief Executive Officer and as a director of the Company since its inception in December 1995. From 1985 to March 1996, Mr. Hicks served as Senior Vice President of LBA Health Care Management ("LBA"), a developer of health care and management information services. LBA provided management consulting services (including orthopaedic projects) to medical centers to support the purchasing, planning, marketing and delivery of health care. Mr. Hicks was principally responsible for developing LBA's orthopaedic product line and its information systems. LBA's orthopaedic product line established quality and cost benchmarks and developed clinical protocols and patient care algorithms intended to enhance both the quality and effectiveness of the delivery of orthopaedic care.

     Patrick M. Jaeckle, age 38, a founder of the Company, has served as Executive Vice President of Finance/Development and as a director of the Company since its inception in December 1995. From February 1994 to March 1996, Dr. Jaeckle served as director of health care corporate finance at Morgan Keegan & Company, Inc., a regional investment banking firm. Prior to February 1994, Dr. Jaeckle was a member of the health care investment banking groups at both Credit Suisse First Boston Corporation (from June 1992 to February 1994) and Smith Barney, Inc. (from May 1991 to June 1992). Dr. Jaeckle holds an M.B.A. degree from Columbia Business School, a D.D.S. degree from Baylor College of Dentistry and a B.A. degree from The University of Texas at Austin.

     Robert E. Booth, Jr., M.D., age 54, has served as a director of the Company since December 1996. Since July 1997, Dr. Booth has been an orthopaedic surgeon with 3B Orthopaedics and is Chair of the Orthopaedic Hospital at Allegheny University Hospitals -- Graduate and Professor of Orthopaedic Surgery at Allegheny University of the Health Sciences. From 1977 to June 1997, Dr. Booth was an orthopaedic surgeon at Reconstructive Orthopaedic Associates, Inc. and its successor, Reconstructive Orthopaedic Associates II, P.C., at Pennsylvania Hospital. Dr. Booth received a B.A. degree from Princeton University and an M.D. degree from the University of Pennsylvania.

     James L. Cain, M.D., age 57, has served as a director of the Company since December 1996. Since 1976, Dr. Cain has been an orthopaedic surgeon at, and the physician manager of, Vero Orthopaedics in Vero Beach, Florida. Dr. Cain received a B.A. degree from Emory University and an M.D. degree from the Tulane University School of Medicine.

     Peter H. Cheesbrough, age 45, has served as a director of the Company since December 1996. Since June 1993, Mr. Cheesbrough has been the Senior Vice President-Finance and Chief Finance Officer of Echo Bay Mines Ltd., a company engaged in precious metals mining. From April 1988 to June 1993, he was Echo Bay Mines' Vice President and Controller. Mr. Cheesbrough is a Fellow of the Institute of Chartered Accountants of England and Wales and also a chartered accountant in Canada.

     Richard E. Fleming, Jr., M.D., age 50, has served as a director of the Company since December 1996. Since 1979, Dr. Fleming has been an orthopaedic surgeon at Princeton Orthopaedic Associates II, P.A. and its predecessor, Princeton Orthopaedic Associates, P.A. Dr. Fleming received a B.A. degree from Princeton University and an M.D. degree from Columbia University College of Physicians and Surgeons.

     Thomas C. Haney, M.D., age 54, has served as a director of the Company since December 1996. Since 1973, Dr. Haney has been an orthopaedic surgeon at TOC Specialists and its predecessor, Tallahassee Orthopedic Clinic, Inc. Dr. Haney received a B.A. degree from Florida State University and an M.D. degree from Emory University School of Medicine.

     Leslie S. Matthews, M.D., age 45, has served as a director of the Company since December 1996. Since October 1994, Dr. Matthews has been an orthopaedic surgeon at Greater Chesapeake Orthopaedic Associates, LLC, and since 1990, he has been the Chief of Orthopaedic Surgery at Union Memorial Hospital. From July 1982 to October 1994, Dr. Matthews was also engaged in private practice. Dr. Matthews received a B.A. degree from Johns Hopkins University and an M.D. degree from the Baylor College of Medicine.

     Mats Wahlstrom, age 42, has served as a director of the Company since March 1997. Mr. Wahlstrom has served in various capacities for Gambro AB and its affiliated companies, which are engaged in the manufacture of equipment for hemodialysis, cardiovascular surgery and blood component analysis and in the provision of health care services. He has been Executive Vice President of Gambro AB since 1990 and President of COBE Laboratories, Inc., a subsidiary of Gambro AB engaged in the development and manufacture of hemodialysis products and the operation of dialysis centers, since 1991.

     Drs. Cain, Fleming, Haney, Matthews and Rothman were elected to the Board of Directors pursuant to the terms of a Stockholders Agreement among holders of the Company's Common Stock. Dr. Booth was elected to the Board of Directors pursuant to an agreement between the Company and Dr. Booth. The provisions of the agreements relating to election of these persons to the Board of Directors are no longer in effect.

     Kerry R. Hicks and David G. Hicks, the Company's Vice President of Management Information Systems, are brothers.

Meetings and Committees of the Board of Directors

     The Board of Directors held two meetings during 1996. The Board has an Audit Committee and a Compensation Committee, each of which were formed in 1997. The Board does not have a nominating committee.

     The Audit Committee is authorized to consider the adequacy of internal controls and the objectivity of financial reporting, to review with the independent auditors the scope of their activities and findings, and to review with appropriate Company officers, the Company's internal controls. The Audit Committee also recommends the firm of independent auditors for appointment by the Company. Messrs. Cheesbrough and Wahlstrom are the current members of the Audit Committee.

     The Compensation Committee is authorized to determine the terms and conditions of the employment of the Company's executive officers and to administer the Company's 1996 Equity Compensation Plan. Messrs. Cheesbrough and Wahlstrom are the current members of the Compensation Committee.

Compensation of Directors

     Each of the Company's non-employee directors, other than Messrs. Cheesbrough and Wahlstrom, were granted options during 1996 to purchase 10,000 shares under the Company's 1996 Equity Compensation Plan. Such options all have an exercise price of $8.00 per share (the initial public offering price of the Company's Common Stock) and expire in December 2006. Messrs. Cheesbrough and Wahlstrom, who are the current members of the Company's Audit and Compensation Committees, were each granted options to purchase 20,000 shares of Common Stock, which options have exercise prices of $8.00 per share and $9.375 per share and expire in December 2006 and March 2007, respectively. Messrs. Cheesbrough's and Wahlstrom's options were granted in 1996 and 1997, respectively. All directors' options vest in substantially equal increments on each of the first three anniversaries of the date of grant.

     Directors who are also employees of the Company receive no compensation for serving as directors.

Compensation Committee Interlocks and Insider Participation

     During 1996, the Board of Directors did not have a Compensation Committee. The compensation of the Company's executive officers was determined by Mr. Hicks and Dr. Jaeckle, the Company's President and Executive Vice President of Finance/Development, respectively, through December 1996. Options were granted and cash annual incentive awards were approved in December 1996 by the Board of Directors.


                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth certain information concerning the compensation paid by the Company to the Chief Executive Officer of the Company and the Company's only other executive officer during the fiscal year ended December 31, 1995 and the Chief Executive Officer and the four other most highly paid executive officers (collectively, the "Named Executive Officers") during 1996. No executive officer of the Company earned any salary or bonus for services rendered during the year ended December 31, 1995.

                           Summary Compensation Table

                                                                                                            Long Term
                                                                                                           Compensation
                                                                                                           ------------
                                                                                                              Awards
                                                                             Annual Compensation           ------------
                                                                             -------------------              Stock
Name and Principal Position                                Year            Salary             Bonus          Options
---------------------------                                ----            ------             -----          -------
Kerry R. Hicks
  President and Chief Executive.........................   1996            $138,876          $140,625         75,000
                                                           1995            $      -          $      -              -
Patrick M. Jaeckle
  Executive Vice President of Finance/Development.......   1996            $147,210          $140,625         75,000
                                                           1995            $      -          $      -              -
William C. Behrens
  Executive Vice President of Practice Management(1) ...   1996            $ 83,516          $ 85,938        545,825
Peter A. Fatianow
  Vice President of Development.........................   1996            $ 89,339          $ 67,500         30,000
D. Paul Davis
  Vice President of Finance.............................   1996            $ 89,338          $ 67,500         30,000

---------------------
(1) Effective July 1, 1997, Mr. Behrens resigned from his positions as an officer and director of the Company. In connection with Mr. Behrens' resignation, options to purchase 345,825 shares of Common Stock were cancelled.

Option Exercises and Holdings

         The following table sets forth certain information regarding stock options granted during 1996 to the Named Executive Officers.

                                                                                                         Potential Realizable
                                                                                                           Value at Assumed
                                                                                                         Annual Rates of Stock
                                           Option Grants in Last Fiscal Year                            Price Appreciation for
                                                    Individual Grants                                       Option Term (1)
-------------------------------------------------------------------------------------------------       ----------------------
                               Number of          Percent of
                               Securities        Total Options
                               Underlying         Granted to            Exercise
                                Options          Employees in            Price         Expiration
Name                           Granted(2)         Fiscal Year         Per Share(3)        Date            5%              10%
----                           ----------        --------------       ------------     ----------         --              ---
Kerry R. Hicks.............      75,000               6.0%               $8.00          12/4/2006       $377,337       $956,245
Patrick M. Jaeckle.........      75,000               6.0%               $8.00          12/4/2006       $377,337       $956,245
William C. Behrens(4)......     500,000              40.1%               $1.00          3/22/2006       $314,448       $796,871
                                 45,825               3.7%               $8.00          12/4/2006       $230,553       $584,266
D. Paul Davis..............      30,000               2.4%               $8.00          12/4/2006       $150,935       $382,498
Peter A. Fatianow..........      30,000               2.4%               $8.00          12/4/2006       $150,935       $382,498

--------------------------------
(1)  Based on the exercise price per share.

(2) The options vest in 20 percent increments on each of the first through fifth anniversaries of the date of grant, except with respect to the option to purchase 500,000 shares held by Mr. Behrens. In June 1997, Mr. Behrens exercised that option with respect to 200,000 shares. The remaining shares subject to Mr. Behrens' options were cancelled in June 1997. See Note 4.

(3) The options, other than the option to purchase 500,000 shares held by Mr. Behrens, were initially granted at $6.00 per share. The exercise price per share was later amended to $8.00, the initial public offering price per share in the Company's initial public offering.

(4) Effective July 1, 1997, Mr. Behrens resigned from his positions as an officer and director of the Company. In connection with Mr. Behrens' resignation, options to purchase 345,825 shares of Common Stock were cancelled.


     The following table sets forth certain information regarding stock options held as of December 31, 1996 by the Named Executive Officers. None of the Named Executive Officers exercised stock options during 1996.

                          Fiscal Year End Option Values

                                                  Number of Securities Underlying          Value of Unexercised
                                                        Unexercised Options                In-The-Money Options
                                                        at Fiscal Year End                at Fiscal year-End ($)(1)
                                               -------------------------------------   -------------------------------
Name                                           Exercisable             Unexercisable   Exercisable       Unexercisable
----                                           -----------             -------------   -----------       -------------
Kerry R. Hicks............................          0                     75,000            0                      0
Patrick M. Jaeckle........................          0                     75,000            0                      0
William C. Behrens(2).....................          0                    545,825            0             $3,500,000
D. Paul Davis.............................          0                     30,000            0                      0
Peter A. Fatianow.........................          0                     30,000            0                      0

-------------------
(1) There was no public trading market for the Common Stock as of December 31, 1996. These values have been calculated on the basis of $8.00 per share, the initial public offering price per share of the Company's Common Stock in its initial public offering minus the applicable per share exercise price.
(2) Effective July 1, 1997, Mr. Behrens resigned from his positions as an officer and director of the Company. In connection with Mr. Behrens' resignation, options to purchase 345,825 shares of Common Stock were cancelled. In June 1997, Mr. Behrens exercised an option as to 200,000 shares of Common Stock at an exercise price of $1.00 per share.

Employment Agreements

     The Company has employment agreements with each of Mr. Hicks and Dr. Jaeckle dated as of April 1, 1996. Each agreement has an initial term of five years and is renewable automatically for one year periods unless terminated by one of the parties. The agreements provide for an annual salary rate to each officer of $187,500 for 1996, $215,000 for 1997 and $250,000 for 1998, with cost of living increases for the years following 1998. In addition, the agreements provide for annual incentive compensation to each officer equal to up to 100% of his base salary based on performance targets established by the Board of Directors, and on December 4, 1996, the Board of Directors approved annual incentive compensation awards to each of Mr. Hicks and Dr. Jaeckle of $140,625.

     The Company has an employment agreement with Mr. Fatianow dated as of March 1, 1996 and with Mr. Davis dated as of February 22, 1996. Each agreement has an initial term of five years and is renewable automatically for one year periods unless terminated by one of the parties. The agreements provide for an annual salary rate to each officer of $108,000 for 1996, $125,000 for 1997 and $144,000 for 1998, with cost of living increases for the years following the third year. In addition, the agreements provide for annual incentive compensation to each officer equal to up to 75% of his base salary based on performance targets established by the Board of Directors, and on December 4, 1996, the Board of Directors approved annual incentive compensation awards to Mr. Fatianow in the amount of $67,500 and to Mr. Davis in the amount of $64,125 (which was subsequently increased to $67,500). In connection with Mr. Davis' appointment as Senior Vice President, his base salary was increased to $150,000 per annum.

     Under all of the employment agreements described above, in the event that the officer is terminated without cause and there has been no change of control of the Company, the Company will pay such officer his base salary for the remaining term of the agreement and any earned but unpaid salary and incentive compensation. In the event the officer is terminated with cause, regardless of whether there has been a change of control of the Company, the Company will pay such officer his base salary for 60 days following such termination. If the officer is terminated without cause upon a change of control of the Company, he is entitled to receive a lump sum payment upon such termination equal to 300% of his base salary plus 300% of his annual incentive compensation for the prior year. Each agreement contains certain confidentiality and non-competition covenants.


                              CERTAIN TRANSACTIONS

     During 1996, various executive officers and directors participated in the Company's debt and equity financings. These financings are described below.

     From January 1, 1996 through July 1, 1996, the Company sold 5% convertible debentures in the aggregate principal amount of $1,870,000. On November 12, 1996, the convertible debentures, along with the accrued interest on the debentures, were converted into 1,920,332 shares of Common Stock at a rate of one share of Common Stock for each $1.00 of indebtedness. The securities were issued to certain executive officers of the Company as follows: Mr. Hicks and Dr. Jaeckle each converted $200,000 of convertible debentures and $5,418 in accrued interest into 205,418 shares of Common Stock, Mr. Behrens converted $75,000 of convertible debentures and $1,645 in accrued interest into 76,645 shares of Common Stock, Mr. Fatianow converted $35,000 in convertible debentures and $1,236 of accrued interest into 36,236 shares of Common Stock and Mr. Davis converted $35,000 of convertible debentures and $899 in accrued interest into 35,899 shares of Common Stock. In addition, securities were issued to certain non-employee directors of the Company as follows: Dr. Rothman converted $233,333 of convertible debentures and $7,085 in accrued interest into 240,418 shares of Common Stock and Dr. Booth converted $83,333 of convertible debentures and $3,483 in accrued interest into 86,816 shares of Common Stock.

     On October 1, 1996, the Company sold to Greater Chesapeake Orthopaedic Associates, LLC ("GCOA") 5% convertible debentures in the aggregate principal amount of $300,000. On November 12, 1996, the convertible debentures, along with the accrued interest on the debentures of $1,707, were converted into 100,569 shares of Common Stock at a rate of one share of Common Stock for each $3.00 in indebtedness. Dr. Matthews is a physician owner of GCOA.

     On November 4, 1996, the Company sold to TOC Specialists, P.L. ("TOC") 100,000 shares of Common Stock for an aggregate purchase price of $300,000. Dr. Haney is a physician owner of TOC.

     On November 12, 1996, the Company, through a series of transactions (the "Initial Affiliation Transactions"), including an asset purchase, a share exchange and three mergers, acquired substantially all of the assets and certain liabilities (including facilities leases and vendor or supplier contracts) of GCOA and the four practices that were predecessors to practices (together with GCOA, the "Initial Affiliated Practices") with which the Company has affiliated through the entry into service agreements. In connection with the Initial Affiliation Transactions, the Company issued shares of Common Stock to the physician owners of the Initial Affiliated Practices and entered into service agreements with the Initial Affiliated Practices and their physician owners.

     Under the service agreements, the Company, among other things, provides facilities and management, administrative and development services, and employs most non-medical personnel of the Initial Affiliated Practices in return for management service fees. Such fees are payable monthly and consist of the following: (i) service fees based on a percentage (the "Service Fee Percentage") ranging from 20%-33% of the Adjusted Pre-Tax Income of the Initial Affiliated Practices (defined generally as revenue of the Initial Affiliated Practices related to professional services less amounts equal to certain clinic expenses of the Initial Affiliated Practices ("Clinic Expenses," as defined more fully in the service agreements), not including physician owner compensation or most benefits to physician owners) and (ii) amounts equal to Clinic Expenses. For the first three years following affiliation, however, the portion of the service fees described under clause (i) is specified to be the greater of the amount payable as described under clause (i) above or a fixed dollar amount (the "Base Service Fee"), which was generally calculated by applying the respective Service Fee Percentage of Adjusted Pre-Tax Income for GCOA and each of the predecessors to the other four Initial Affiliated Practices for the twelve months prior to affiliation. The annual Base Service Fees for the Initial Affiliated Practices is approximately $9.5 million in the aggregate. In addition, with respect to its management of an MRI center for TOC and an outpatient surgery center for Princeton Orthopaedic Associates II, P.A. ("POA"), the Company receives fees ranging from 2%-8% of the net revenue related to such facilities and services. Each of the Company's physician directors are or were affiliated with one of the Initial Affiliated Practices. Certain terms of the Initial Affiliation Transactions are summarized below.

     The Company entered into an Asset Exchange Agreement with GCOA and the individual physicians who are owners of GCOA, including Dr. Matthews. Pursuant to the terms of the agreement, the Company purchased certain assets of GCOA and assumed certain liabilities relating to those assets. In connection with the purchase, the Company issued 1,568,922 shares of its Common Stock, valued at $6 per share, including 280,721 shares to Dr. Matthews. The Company also entered into a service agreement with GCOA and its physician owners. The Company leases the facilities utilized by GCOA from an entity of which Dr. Matthews is a partial owner, for an aggregate annual lease payment of approximately $300,000. Payments by the Company under the lease in 1996 totaled $23,687.

     The Company entered into a Stock Exchange Agreement with the individual physicians who are members of Princeton Orthopaedic Associates II, P.A. ("POA"), including Dr. Fleming. Pursuant to the terms of the agreement, the Company purchased all of the outstanding shares of the predecessor of POA. In connection with the purchase, the Company issued 1,196,793 shares of Common Stock, valued at $6 per share, including 132,977 shares issued to Dr. Fleming. The

Company also entered into a service agreement with POA and its physician owners. The Company leases the facilities utilized by POA from an entity of which Dr. Fleming is a partial owner, for an aggregate annual lease payment of approximately $1.3 million. Payments by the Company under the lease in 1996 totaled $228,384.

     The Company entered into a Merger Agreement with a predecessor of Reconstructive Orthopaedic Associates II, P.C. ("ROA"), whose owners included Drs. Rothman and Booth, pursuant to which the predecessor of ROA merged with and into Company, with the Company surviving the merger. Pursuant to the terms of the agreement, the outstanding shares of common stock of the predecessor of ROA were converted into 3,169,379 shares of Common Stock, valued at $6 per share, and $1,387,462 in cash was paid to Drs. Rothman and Booth. In addition, $150,410 was paid by the Company in satisfaction of outstanding indebtedness of the predecessor of ROA. The Company issued 462,484 shares of Common Stock and $693,731 to each of Drs. Rothman and Booth. The Company also entered into a service agreement with ROA and its physician owners. The Company leases the facilities utilized by ROA from an entity of which Drs. Rothman and Booth are partial owners, for an aggregate annual lease payment of approximately $160,000. Payments by the Company under the lease in 1996 totaled $31,987. Effective July 1997, Dr. Booth discontinued practicing with ROA. While Dr. Booth remains subject to the Service Agreement with ROA, the Company has entered into an agreement with ROA and Dr. Booth and another physician pursuant to which Dr. Booth and the other physician established an independent practice ("B3 Orthopaedics") which will enter into a new service agreement with the Company. The Company is currently negotiating the new service agreement with B3 Orthopaedics.

     The Company entered into a Merger Agreement with a predecessor of TOC Specialists, P.L. ("TOC"), whose owners included Dr. Haney, pursuant to which the predecessor of TOC merged with and into Company, with the Company surviving the Merger. Pursuant to the terms of the agreement, the outstanding shares of common stock of the predecessor of TOC were converted into an aggregate of 1,072,414 shares of Common Stock, valued at $6 per share, including 103,202 shares issued to Dr. Haney. The Company also entered into a service agreement with TOC and its physician owners. The Company leases the facilities utilized by TOC from an entity of which Dr. Haney is a partial owner, for an aggregate annual lease payment of approximately $500,000. The Company made no payments under the lease in 1996.

     The Company entered into a Merger Agreement with a predecessor of Vero Orthopaedics II, P.A. ("VO"), whose owners included Dr. Cain, pursuant to which the predecessor of VO merged with and into the Company, with the Company surviving the merger. Pursuant to the terms of the agreement, the outstanding shares of common stock of the predecessor of VO were converted into an aggregate of 651,607 shares of Common Stock, valued at $6 per share, including 103,410 shares issued to Dr. Cain. In addition, pursuant to the terms of the agreement, one medical employee of the predecessor of VO was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $6 per share. The Company also entered into a Service Agreement with VO and its physician owners. The Company leases, on a month-to-month basis, certain of the facilities utilized by VO from an entity of which Dr. Cain is a partial owner, for an aggregate monthly lease payment of approximately $9,000. Payments by the Company under the lease in 1996 totaled $18,082.


PROPOSAL TO APPROVE THE COMPANY'S 1996 EQUITY COMPENSATION PLAN, AS AMENDED

     The Company's 1996 Equity Compensation Plan (the "Plan") provides for grants of stock options ("Stock Options") to employees of the Company and any subsidiary, certain consultants and advisers, and non-employee members of the Board of Directors of the Company ("Non-employee Directors"). Shares of Common Stock of the Company, par value $.001 per share ("Shares"), may be issued upon exercise of Stock Options. The Plan was designed to be an incentive to participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders and aligning the economic interests of the participants with those of the stockholders. The Plan was initially approved by the Company's stockholders on October 15, 1996, prior to the Company's initial public offering.

     At the meeting, there will be presented to stockholders a proposal to approve and adopt the Plan, as amended. At its June 5, 1997 meeting, the Board of Directors voted to amend the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,000,000 to 4,000,000 and to clarify certain other provisions of the Plan. The Plan is also being submitted to the stockholders for approval to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as described below.

     As of August 5, 1997, options to purchase 1,905,018 shares of Common Stock were granted under the 1996 Equity Compensation Plan. In addition, prior to December 4, 1996, options could be granted under the Company's 1996 Incentive and Non-qualified Stock Option Plan (the "Former Plan"). The Former Plan authorized the issuance of up to 5,000,000 shares of Common Stock. As of August 5, 1997, 220,715 shares have been issued pursuant to the exercise of options and 3,500 shares may be issued upon the exercise of outstanding options under the Former Plan. The Former Plan was terminated on December 4, 1996, and no further options may be granted under the Former Plan.

     In the opinion of the Board of Directors, the ability to grant options has been instrumental in the retention of its management and other key employees. In addition, the Company has grown significantly since its formation in December 1995 and the number of its employees has also increased. Moreover, the shares that would be available upon exercise of options granted under the Plan, if the amendment is approved, will be less than the number of shares available under the Former Plan had that plan not been terminated by the Board of Directors.

     The Plan, as proposed for approval by the stockholders, is set forth in Exhibit A to this Proxy Statement. The description of the Plan is qualified in its entirety by reference to Exhibit A.

     The key provisions of the Plan are as follows:

     General. If the proposal is approved, the Plan will authorize up to 4,000,000 shares of Common Stock for issuance, subject to adjustment in certain circumstances discussed below. If and to the extent Stock Options granted under the Plan terminate, expire or are cancelled without being exercised, the shares subject to such Stock Options will again be available for grant under the Plan. No individual may receive grants of Stock Options for more than an aggregate of 500,000 shares in any calendar year during the term of the Plan.

     Administration of the Plan. The Plan provides that it is to be administered and interpreted by the Board of Directors or a committee of not less than two persons appointed by the Board of Directors from among its members. The Board of Directors or such committee is hereinafter referred to as the "Committee." The Compensation Committee of the Board of Directors currently serves as the Committee. However, with respect to the grant of Stock Options to Non-employee directors and other members of the Committee, the Board of Directors exercises the authority of the Committee. The Committee has the sole authority to determine (i) persons to whom Stock Options may be granted under the Plan, (ii) the type, number of underlying shares and other terms of each Stock Option,
(iii) the time when the grants of Stock Options will be made and (iv) any other matters arising under the Plan.

     The Committee will have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion.

     Grants and Awards. All grants of Stock Options are subject to the terms and conditions set forth in the Plan and to those other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the designated individual (the "Grant Instrument"). The Committee must approve the form and provisions of each Grant Instrument. Grants under the Plan need not be uniform as among other recipients of the same type of Grant.

     Eligibility for Participation. Subject to the terms of the Plan, the Committee is responsible for designating the employees and consultants and advisors of the Company and any subsidiary who may participate in the Plan. As of August 5, 1997, approximately 680 employees were eligible for grants of Stock Options under the Plan. The Committee is authorized to select the persons to receive grants of Stock Options (the "Grantees") from among those eligible and to determine the number of Shares that are subject to each grant of a Stock Option. To be eligible, consultants and advisors must render bona fide services and such services must not be in connection with the offer or sale of securities in a capital raising transaction.

     Grant of Stock Options. The Committee may grant stock options intended to qualify as incentive stock options ("ISOs"), within the meaning of section 422 of the Code, or so-called "non-qualified stock options" that are not intended to so qualify ("NQSOs"). Only employees may receive ISOs.

     The Committee fixes the option price per share at the date of grant of the Stock Option. The option price of any ISO granted under the Plan may not be less than the fair market value of the underlying Shares on the date of grant, and the option price of any NQSO may be equal to, less than or greater than the fair market value of the underlying Shares on the date of grant. However, if the Grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the option price per share of an ISO must be at least 110% of the fair market value of a Share on the date of grant. To the extent that the aggregate fair market value of Shares, determined on the date of grant, with respect to which ISOs granted under the Plan and any other plan become exercisable for the first time by a Grantee during any calendar year exceeds $100,000, such ISOs, to the extent of such excess, must be treated as NQSOs. Currently, the measure of fair market value of a Share on a particular date is the closing sale price of a Share as reported on the Nasdaq National Market on that date. On August 5, 1997, the closing price per share of the Company's Common Stock, as reported on Nasdaq, was $12.00.

     Term of Stock Option. The Committee determines the term of each Stock Option, which may not exceed ten years from the date of grant or, if the Grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, five years from the date of grant. Stock Options will be subject to earlier termination as described below under "Termination of Stock Options as a Result of Termination of Employment or Service, Disability or Death." The vesting period for Stock Options, if any, will be as determined by the Committee, and specified in the Grant Instrument. The Committee, in its sole discretion, may accelerate the exercisability of any Stock Option.

     Payment for Shares Underlying Stock Option. A Grantee may exercise a Stock Option by delivering notice of exercise to the Company with accompanying payment of the option price. The Grantee may pay the option price in cash or by check or wire transfer in immediately available funds, or by delivering shares of Common Stock already owned by the Grantee (subject to such restrictions as the Committee deems appropriate) or by such other mode as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Grantee must pay, at the time of exercise, the option price and the amount of any federal, state or local withholding tax due in connection with such Stock Option exercise.

     Termination of Stock Options as a Result of Termination of Employment or Service, Disability or Death. If a Grantee ceases to serve an employee, director, consultant or advisor to the Company or its subsidiary for any reason other than disability, death or "termination for cause" (as defined in the Plan) such person's Stock Option will terminate 90 days following the date on which he or she ceases to serve. If such person's service ceases due to the person becoming disabled within the meaning of Section 22(e)(3) of the Code, such person's Stock Option will terminate one year following the date on which he or she ceases to serve. In the event of the death of such person, while providing such service or within three months after he or she ceases to serve, such person's personal representative may exercise the Stock Option until one year from the date of death. However, in each case described above, the Committee may specify a different termination date, but in any event no later than expiration of the initial term of the Stock Option. If such person's service ceases due to "termination for cause" by the Company as defined in the Plan, such person's Stock Options will terminate immediately.

     Restrictions on Transferability of Stock Options. Subject to the exceptions set forth below, no Stock Option granted under the Plan may be transferred, except by will or the laws of descent and distribution. However, (i) if permitted in any specific case by the Committee in its sole discretion, an NQSO may be transferred pursuant to a "qualified domestic relations order," within the meaning of the Code or of Title I of ERISA and (ii) the Committee may provide, in a Grant Instrument, that a Grantee may transfer Stock Options to his or her family members or other persons or entities according to such terms as the Committee may determine.

     Amendment or Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time. Nevertheless, the Board of Directors may not amend the Plan without shareholder approval if such approval is required by
Section 162(m) of the Code and the Plan is subject to Section 162(m). The Plan will terminate on October 14, 2006 unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the stockholders. The termination of the Plan will not impair the power and authority of the Committee with respect to outstanding Stock Options.

     Amendment and Termination of Outstanding Stock Options. A termination or amendment of the Plan that occurs after a Grant is made will not result in the termination or amendment of the Stock Option unless the Grantee consents; provided, however, that the Committee may revoke any Stock Option the terms of which are contrary to applicable law, or modify any Grant to bring it into compliance with any valid and mandatory government regulation. Stock Options may also be modified, replaced or exchanged under the "Change of Control" provisions described below.

     Adjustment Provisions. If there is any change in the number or kind of shares of Company stock outstanding by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in the par value or similar event, or if the value of outstanding Shares is substantially reduced as a result of a spin-off or the Company's payment of an extraordinary dividend or distribution, the number of Shares available for Stock Options, the maximum number of Shares for which any individual participating in the Plan may receive Stock Options in any year, and the number of Shares and option price per Share subject to outstanding Stock Options, will be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in kind or value of, issued shares of Company stock.

     Change of Control Provisions. In the event of a "Change of Control," all outstanding Stock Options will automatically accelerate and become immediately exercisable, unless the Committee determines otherwise. In addition, subject to certain exceptions, upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Stock Options that are not exercised will be assumed by, or replaced with comparable options by, the surviving corporation.

     In the event of a Change of Control, the Committee may require that Grantees surrender their outstanding Stock Options in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares of Company Stock subject to the Grantee's outstanding Options exceeds the option price.

     The Plan limits the discretion of the Committee if its membership changes following a Change of Control or if actions of the Committee could have certain adverse accounting or tax effects.

     Under the Plan, a "Change of Control" will be deemed to have occurred upon the earliest to occur of the following events: (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes a beneficial owner of securities of the Company representing 35% or more of the voting power of the then outstanding securities of the Company, except where the acquisition is approved by the Board; (ii) The stockholders of the Company approve (or, if stockholder approval is not required, the Board approves) an agreement providing for (a) subject to certain exceptions, the merger or consolidation of the Company with another corporation, (b) a sale or other disposition of all or substantially all of the assets of the Company or (c) a liquidation or dissolution of the Company; (iii) Any person has commenced a tender offer or exchange offer for 35% or more of the voting power of the then outstanding shares of the Company; or (iv) Directors are elected such that a majority of the members of the Board of Directors will have been members of the Board of Directors for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the Plan. An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The Plan is intended to allow grants of options thereunder to meet the requirements of "performance-based compensation."

     Option grants, net of cancellations, to purchase the following number of shares of Common Stock have been made under the Plan from inception of the Plan through August 5, 1997: Kerry R. Hicks, 166,490 shares; Patrick M. Jaeckle, 166,490 shares; D. Paul Davis, 61,915 shares; Peter A. Fatianow, 56,596 shares; current executive officers as a group, 825,428 shares; non-employee directors as a group, 100,000 shares; all other employees as a group, 377,000 shares; and physicians affiliated with the Company, 592,590 shares. Because options are granted from time to time by the

Committee to those persons whom the Committee determines in its discretion should receive options, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable.

     Federal Tax Consequences. There are no federal income tax consequences to a Grantee or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, a Grantee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Shares underlying the NQSO at the time of exercise over the option price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of Shares acquired by the exercise of an NQSO, a Grantee will have a capital gain or loss (long-term or short-term depending upon the length of time the Shares were held) in an amount equal to the difference between the amount realized upon the sale and the Grantee's adjusted tax basis in the Shares (the option price plus the amount of ordinary income recognized by the Grantee at the time of exercise of the NQSO).

     A Grantee of an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the Shares acquired upon exercise exceeds the option price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. A Grantee who disposes of the Shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such Shares were transferred to him or her will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price (or the Grantee's other tax basis in the Shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a Grantee disposes of the Shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such Shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the Grantee held his or her Shares prior to the disposition.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE PROPOSAL TO ADOPT THE AMENDMENT TO THE PLAN.

                                  OTHER MATTERS

     The Company has been advised that the Department of Health and Human Services is conducting an inquiry regarding Reconstructive Orthopaedic Associates, Inc., a practice whose assets were acquired through merger with the Company, and physicians formerly associated with that practice, including Richard H. Rothman, M.D., Chairman of the Board of the Company, and Robert E. Booth, Jr., M.D., a director of the Company. The inquiry appears to be concerned with the submission of claims for Medicare reimbursement by the practice. The Company has not been contacted by the Department of Health and Human Services in connection with the inquiry.


                   INFORMATION CONCERNING INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP to serve as independent auditors for the Company for the current fiscal year. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

     It is expected that the 1998 Annual Meeting of Stockholders will be held in May 1998. Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1998 must be received by the Company at its principal office in Lakewood, Colorado, no later than December 1, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                             SOLICITATION OF PROXIES

     The cost of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telecopy by directors, officers or regular employees of the Company.


                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company's Annual Report on Form 10-K (including the financial statements and the schedule thereto but excluding exhibits) as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written request should be directed to Delinda Romero at the address of the Company appearing on the first page of this proxy statement.

     The above notice and proxy statement are sent by order of the Board of Directors.


                                            Patrick M. Jaeckle
                                            Executive Vice President
                                              of Development/Finance
                                              and Secretary

Dated: August 11, 1997

                                    EXHIBIT A


                          SPECIALTY CARE NETWORK, INC.
                          1996 EQUITY COMPENSATION PLAN

                           As Amended on June 5, 1997
                           As Amended on July 25, 1997


     The purpose of the Specialty Care Network, Inc. 1996 Equity Compensation Plan (the "Plan") is to provide (i) designated employees (including employees who are also officers or directors) of Specialty Care Network, Inc. (the "Company") and its subsidiaries,(ii) certain consultants and advisors to the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options and nonqualified stock options ("Options"). The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

     1. Administration

     (a) The Plan may be administered by the Board or by a committee (the "Committee") or two or more directors appointed by the Board. Notwithstanding the foregoing, the Board of Directors shall exercise the powers of the Committee with respect to the grant of options to members of the Board who are not employees of the Company or its subsidiaries or who are members of the Committee ("Non-Employee Directors"). If no administrative committee is appointed, all references in the Plan to the "Committee" shall be deemed to refer to the Board.

     (b) The Committee shall have the sole authority to (i) determine the individuals to whom Options shall be granted under the Plan, (ii) determine the type, size and terms of the Options to be granted to each such individual, (iii) determine the time when the Options will be granted and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

     (c) The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2. Options

     Options granted under the Plan may be incentive stock options ("Incentive Stock Options") or nonqualified stock options ("Nonqualified Stock Options") as described in Section 5. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument.

     3. Shares Subject to the Plan

     (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued under the Plan is 4,000,000 shares. If the Company Stock becomes publicly traded as a result of a public offering under the Securities Act of 1933, as amended, the maximum aggregate number of shares of Company Stock that shall be subject to Options granted under the Plan to any individual during any calendar year shall be 500,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

     (b) If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or
(iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the maximum number of shares of Company Stock for which any individual participating in the Plan may receive Options in any year, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of such Options shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

     4. Eligibility for Participation

     (a) All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and Non-Employee Directors shall be eligible to participate in the Plan. Consultants and advisors who perform services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction. The term "Key Advisors" shall include personnel of medical practices that have entered into and remain subject to management agreements with the Company or any subsidiary, and the provision of services to those practices shall be considered the performance of services with respect to the Company for purposes of the Plan.

     (b) The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Options and shall determine the number of shares of Company Stock subject to a particular grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Options under this Plan shall hereinafter be referred to as "Grantees".

     5. Granting of Options

     (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each grant of Options to Employees, Non-Employee Directors and Key Advisors.

     (b) Type of Option and Price.

         (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Nonqualified Stock Options that are not intended so to qualify, or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

         (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of such Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise

Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

         (iii) If Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e) Termination of Employment, Disability or Death.

         (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than "disability", death, or "termination for cause", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days of the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless otherwise specified by the Committee, any portion of the Grantee's Option that is not otherwise exercisable as of the date on which the Grantee ceases to be employed by or provide service to the Company shall terminate as of such date.

         (ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company.

         (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

         (iv) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed, or provide service, on account of a termination of employment or service specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

         (v) For purposes of this Section 5(e):

               (A) The term "Company" shall mean the Company and its parent and subsidiary corporations. With request to personnel employed by medical practices that have entered into, and remain subject to, management agreements with the Company or any subsidiary, the term "Company" shall include any such medical practice, but only so long as the practice remains subject to such management agreement.

               (B) "Employed by, or providing service to, the Company" shall mean employment as an Employee or the provision of services to the Company as a Key Advisor or member of the Board (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated employment or ceased to provide services until the Grantee ceases to be an Employee, Key Advisor and member of the Board).

               (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

               (D) "Termination for cause" shall mean a finding by the Committee that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. In the event a Grantee's employment or service is terminated for cause, in addition to the immediate termination of all Options, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option (i) in cash or by check or wire transfer in immediately available funds, (ii) by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (iii) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

     (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code). If and to the extent that an Option designated as an Incentive Stock Option fails so to qualify under the Code, the Option shall remain outstanding according to its terms as a Nonqualified Stock Option.

     6. Withholding of Taxes

     (a) Required Withholding. All Options under the Plan shall be granted subject to any applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from wages paid to the Grantee any federal, state or local taxes required by law to be withheld with respect to Options, or the Company may require the Grantee or other person receiving shares upon exercise of an Option to pay to the Company the amount of any such taxes that the Company is required to withhold.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal

(including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     7. Transferability of Options

     (a) Except as provided below, only the Grantee or his or her authorized representative may exercise rights under an Option. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Nonqualified Options, if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     (b) Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine.

     8. Change of Control of the Company

     As used herein, a "Change of Control" shall be deemed to have occurred if:

     (a) After the effective date of the Plan, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the voting power of the then outstanding securities of the Company, except where the acquisition is approved by the Board;

     (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to a majority of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation,
(ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;

     (c) Any person has commenced a tender offer or exchange offer for 35% or more of the voting power of the then outstanding shares of the Company; or

     (d) After this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     9. Consequences of a Change of Control

     (a) Upon a Change of Control, unless the Committee determines otherwise,
(i) the Company shall provide each Grantee with outstanding Options written notice of such Change of Control and (ii) all outstanding Options shall automatically accelerate and become fully exercisable.

     (b) In addition, upon a Change of Control described in Section 8(b)(i) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation. Any replacement options shall entitle the Grantee to receive the same amount and type of securities as the Grantee would have received as a result of the Change of Control had the Grantee exercised the Options immediately prior to the Change of Control.

     (c) Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Options exceeds the Exercise Price of the Options.

     (d) Notwithstanding the foregoing, the Committee making the determinations under this Section 9 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

     (e) Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interest accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

     10. Amendment and Termination of the Plan

     (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that if the Company Stock becomes publicly traded, the Board shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code and if Section 162(m) is applicable to the Plan.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or modified under Sections 9 and 17(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     11. Funding of the Plan

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Options under this Plan. In no event shall interest be paid or accrued on any Options.

     12. Rights of Participants

     Nothing in this Plan shall entitle any Employee, Key Advisor or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     13. No Fractional Shares

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     14. Requirements for Issuance of Shares

     No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and interpretations, including any requirement that a legend or legends be placed thereon.

     15. Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     16. Effective Date of the Plan.

     Subject to the approval of the Company's shareholders, this Plan shall be effective on October 15, 1996. The Plan was subsequently amended on June 5, 1997.

     17. Miscellaneous

     (a) Options in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant Options to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The Committee shall prescribe the provisions of the substitute Options.

     (b) Compliance with Law. The Plan, the grant and exercise of Options, and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by an Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

                          SPECIALTY CARE NETWORK, INC.
                ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 12, 1997

           This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints KERRY R. HICKS and PATRICK M. JAECKLE with full power of substitution, proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Specialty Care Network, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Specialty Care Network, Inc. to be held at United States Trust Company of New York, 114 West 47th Street, New York, New York 10036, at 9:00 A.M. Eastern Daylight Time on September 12, 1997 and at any adjournment thereof, subject to the directions indicated on the reverse.

                  (Continued and to be signed on reverse side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                          SPECIALTY CARE NETWORK, INC.

                               September 12, 1997

                Please Detach and Mail in the Envelope Provided

A  /X/  Please mark your
        votes as in this
        example.


                                        WITHHOLD
                       FOR              AUTHORITY
                  all nominees          to vote for
                  listed at right       nominees

1. Election of         / /                 / /
   Directors:

To WITHHOLD AUTHORITY to vote for any individual nominee(s), place an X in the box below and indicate the name of the nominee(s) on the line below.

/ /
   -------------------------------------------------

Nominees: Richard H. Rothman, M.D., Ph.D
Kerry R. Hicks
Patrick M. Jaeckle
Robert E. Booth, Jr., M.D.
James L. Cain, M.D.
Peter H. Cheesbrough
Richard E. Fleming, Jr., M.D.
Thomas C. Haney, M.D.
Leslie S. Mathews, M.D.
Mats Wahlstrom


                                           FOR    AGAINST    ABSTAIN
2. Proposal to adopt the Specialty         / /      / /        / /
   Care Network, Inc. 1996 Equity
   Compensation Plan, as amended


3. To vote on such other matters that may properly come before the meeting.

Note: THIS PROXY MUST BE SIGNED AND DATED ON THE
REVERSE SIDE.


It no directions are given, the shares will be voted FOR the election of the listed nominees for director and FOR the proposal to approve the Specialty Care Network, Inc. 1996 Equity Compensation Plan, as amended. This Proxy also delegates discretionary authority to vote with respect to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF SPECIALTY CARE NETWORK, INC.

Signature                       Signature                          Date:
         -----------------------         --------------------------     -------

NOTE: Please sign this proxy exactly as name(s) appear hereon. When signing as attorney-in-fact, executor, administrator, trustee. or guardian, please add your title as such, and if signed as a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.